Exhibit 99.1

Rubicon Project Reports First Quarter Results
Record Q1 Results Highlight Long-Term Strength of Differentiated Business Model; Drive 71% Growth in Non-GAAP Net Revenue Year-over-Year

•	First quarter non-GAAP net revenue(1) of $63.6 million, an increase of 71% year-over-year

•	First quarter GAAP revenue of $69.2 million, an increase of 86% year-over-year

•	First quarter Adjusted EBITDA(1) of $15.5 million (a 24% Adjusted EBITDA margin(2)), an increase of 269% year-over-year

•	First quarter non-GAAP earnings per share(1) of $0.31, an increase of 1,450% year-over-year

•	First quarter net income of $2.3 million, an increase of $7.3 million year-over-year, and $0.05 per diluted share(4)

LOS ANGELES, California – May 3, 2016 – Rubicon Project (NYSE: RUBI), which operates one of the largest advertising marketplaces in the world connecting approximately one billion consumers, today reported its results of operations for the first quarter of 2016 and raised full year non-GAAP EPS and Adjusted EBITDA guidance while reiterating full year revenue guidance.

"I am proud of our record setting execution in Q1 accentuated by another profitable quarter and record first quarter results in non-GAAP net revenue, non-GAAP EPS and Adjusted EBITDA," said Frank Addante, CEO and Founder of Rubicon Project.
"Our differentiated and growing market position has well positioned Rubicon Project for long-term growth as we continue to engineer the world’s highest quality advertising marketplace, drive strong adoption of what is now the third largest mobile exchange in the world, develop the next generation video and orders marketplace and continue to deepen relationships with the premier content creators, application developers, brands and advertisers who rely upon our technology to connect with one billion people around the world."

First Quarter 2016 Results Summary
(in millions, except per share amounts and percentages)
Results for the first quarter ended March 31, 2016 include contributions from the Chango Inc. acquisition, which closed in April 2015.
	Three Months Ended
	March 31, 2016	March 31, 2015	Change
GAAP revenue	$69.2	$37.2	86%
Non-GAAP net revenue(1)	$63.6	$37.2	71%
Net income (loss)(4)	$2.3	($5.0)	N/A
Adjusted EBITDA(1)	$15.5	$4.2	269%
Adjusted EBITDA margin(2)	24%	11%	13 ppt
Diluted net income (loss) per share(4)	$0.05	($0.14)	N/A
Non-GAAP earnings per share(1)	$0.31	$0.02	1,450%
Q1 2016 Operational Performance Measures:

•	Managed revenue(3) was $248.5 million for the first quarter of 2016, an increase of 26% from $197.2 million for the first quarter of 2015.

•	Take rate(3) was 25.6% for the first quarter of 2016 compared to 18.9% for the first quarter of 2015.

Balance Sheet:

•	The Company had cash and liquid assets of $166.9 million and was debt free as of March 31, 2016.

Q2 and Full Year 2016 Outlook
	Q2 2016	Full Year 2016
GAAP revenue	$65 - $70 million	$315 - $355 million
Non-GAAP net revenue(1)	$61 - $64 million	$275 - $295 million
Adjusted EBITDA(1)	$9 - $11 million	$55 - $65 million
Non-GAAP earnings per share(1)	$0.08 to $0.10	$0.75 to $0.85

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share are non-GAAP financial measures. Please see the discussion in the section called “Certain Operational and Financial Performance Measures” and the reconciliations and calculations included at the end of this press release.

(2)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue.
(3)
Managed revenue is an operational measure that represents advertising spending transacted on the Company's platform. Take rate is an operational measure that represents non-GAAP net revenue divided by managed revenue. For further discussion, please see "Certain Operational and Financial Performance Measures" at the end of this press release.

(4)	Net income during the first quarter of 2016 includes a tax benefit of $4.3 million.
First Quarter 2016 Results Conference Call and Webcast:
The Company will host a conference call on May 3, 2016 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its first quarter of 2016.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10083159
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project’s mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project pioneered advertising automation technology to enable the world’s leading brands, content creators and application developers to trade and protect trillions of advertising requests each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management’s prepared remarks during the conference call referred to above include, and management’s answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, our belief that we are well positioned for long-term growth, can continue to engineer the world’s highest quality advertising marketplace, can drive strong adoption of our mobile exchange, can develop the next generation video and orders marketplace, and can continue to deepen relationships with the premier content creators, application developers, brands and advertisers; our belief that we reach one billion people around the world; our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; our competitive differentiation; market conditions and opportunities; performance measures including Adjusted EBITDA, non-GAAP earnings per share, managed revenue, non-GAAP net revenue, paid impressions, average CPM, and take rate; profitability; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, large buyers; the effect on the advertising market and our business of difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner in response to client demands and industry trends, including shift in digital advertising growth from display to mobile channels; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, orders, automated guaranteed, video, and intent marketing solutions; our ability to maintain a supply of advertising inventory from sellers; uncertainty of our estimates and assumptions about the mix of gross and net reported transactions; declining take rate; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google) where we are unable to participate; the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors, and our ability to differentiate our offerings, compete effectively and to maintain our pricing and take rate; requests from buyers and sellers for discounts, fee concessions, or revisions, rebates, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate and integrate future acquisitions of or investments in complementary companies or technologies and our ability to identify such companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. Additional information will be set forth in other filings we make from time to time with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2016. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Certain Operational and Financial Performance Measures:
Our management evaluates and makes operating decisions using various operational and financial performance measures.
Managed revenue is an operational measure that we define as the advertising spending transacted on our platform. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Tracking our managed revenue allows us to compare our results to the results of companies that report all or substantially all spending transacted on their platforms as GAAP revenue. Our managed revenue is influenced by demand for our services, the volume and characteristics of paid impressions, and average CPM.
Take rate is an operational measure that we define as non-GAAP net revenue divided by managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, mix of inventory types, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.
This press release includes information relating to non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Non-GAAP net revenue, Adjusted EBITDA, and non-GAAP earnings per share eliminate the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of revenue to non-GAAP net revenue,” “Reconciliation of net income (loss) to Adjusted EBITDA,” and “Reconciliation of net income (loss) to non-GAAP net income (loss) and calculation of non-GAAP earnings per share” included as part of this press release.
Non-GAAP net revenue is a financial measure that we define as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue recorded on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. We review non-GAAP net revenue for internal management purposes to assess performance. Non-GAAP net revenue is one useful measure in assessing the performance of our business because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we apply under GAAP across different types of transactions. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult. Our non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, our take rate, and the amounts we pay sellers.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income or expenses such as acquisition and related costs, and provision (benefit) for income taxes. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss), or any other measure of financial performance calculated and presented in accordance with GAAP. Adjusted EBITDA excludes non-cash and other items that we do not consider indicative of our core operating performance. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

•
our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance, and the compensation committee of our board of directors uses Adjusted EBITDA in connection with the determination of compensation for our executive officers; and

•
Adjusted EBITDA provides consistency and comparability with our past performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts;

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, we also consider other measures, including net income (loss).

Non-GAAP earnings per share is a non-GAAP financial measure that we define as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding the change in fair value of pre-IPO convertible preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, including amortization of acquired intangible assets, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).
Investor Relations Contact
Erik Randerson, CFA
Rubicon Project
(424) 320-2133
eranderson@rubiconproject.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$136,567	$116,499
Accounts receivable, net	159,268	218,235
Marketable securities, prepaid expenses, and other current assets	29,193	30,973
TOTAL CURRENT ASSETS	325,028	365,707
Property and equipment, net	24,308	25,403
Internal use software development costs, net	14,731	13,929
Goodwill	65,705	65,705
Intangible assets, net	46,726	50,783
Marketable securities and other assets, non-current	10,451	15,209
TOTAL ASSETS	$486,949	$536,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$185,399	$247,967
Other current liabilities	1,844	2,196
TOTAL CURRENT LIABILITIES	187,243	250,163
Other liabilities, non-current	2,047	2,247
Deferred tax liability, net	1,868	6,225
TOTAL LIABILITIES	191,158	258,635
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	373,721	358,406
Accumulated other comprehensive income (loss)	76	(15)
Accumulated deficit	(78,006)	(80,290)
TOTAL STOCKHOLDERS’ EQUITY	295,791	278,101
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$486,949	$536,736

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue	$69,232	$37,178
Expenses:
Costs of revenue(1)(2)	16,783	6,561
Sales and marketing(1)(2)	21,278	15,049
Technology and development(1)(2)	12,443	8,414
General and administrative(1)(2)	20,605	14,279
Total expenses	71,109	44,303
Loss from operations	(1,877)	(7,125)
Other (income) expense
Interest (income) expense, net	(94)	12
Foreign exchange (gain) loss, net	261	(2,190)
Total other (income) loss, net	167	(2,178)
Loss before income taxes	(2,044)	(4,947)
Provision (benefit) for income taxes	(4,328)	84
Net income (loss)	$2,284	$(5,031)
Net income (loss) per share:
Basic	$0.05	$(0.14)
Diluted	$0.05	$(0.14)
Weighted-average shares used to compute net income (loss) per share:
Basic	44,663	35,758
Diluted	48,676	35,758

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2016	March 31, 2015
Cost of revenue	$62	$42
Sales and marketing	2,114	1,125
Technology and development	1,374	790
General and administrative	4,841	3,541
Total stock-based compensation expense	$8,391	$5,498

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2016	March 31, 2015
Cost of revenue	$5,948	$3,471
Sales and marketing	1,592	505
Technology and development	598	254
General and administrative	488	160
Total depreciation and amortization expense	$8,626	$4,390

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015
OPERATING ACTIVITIES:
Net income (loss)	$2,284	$(5,031)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,626	4,390
Stock-based compensation	8,391	5,498
Loss on disposal of property and equipment, net	3	28
Change in fair value of contingent consideration	—	138
Unrealized foreign currency (gains) losses, net	972	(1,054)
Deferred income taxes	(4,351)	—
Changes in operating assets and liabilities:
Accounts receivable	59,303	12,227
Prepaid expenses and other assets	179	1,471
Accounts payable and accrued expenses	(64,180)	5,564
Other liabilities	(559)	(795)
Net cash provided by operating activities	10,668	22,436
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(1,443)	(2,259)
Capitalized internal use software development costs	(2,306)	(2,116)
Maturities of available-for-sale securities	6,400	—
Change in restricted cash	—	1,252
Net cash provided (used) by investing activities	2,651	(3,123)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,718	4,031
Repayment of debt and capital lease obligations	—	(52)
Net cash provided by financing activities	6,718	3,979
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	31	(152)
CHANGE IN CASH AND CASH EQUIVALENTS	20,068	23,140
CASH AND CASH EQUIVALENTS--Beginning of period	116,499	97,196
CASH AND CASH EQUIVALENTS--End of period	$136,567	$120,336
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$667	$448
Capitalized stock-based compensation	$206	$172

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue	$69,232	$37,178
Less amounts paid to sellers(1)	5,672	—
Non-GAAP net revenue	$63,560	$37,178

(1)
Before our acquisition of Chango in April 2015 and our resulting Buyer Cloud integration, we recorded all revenue on a net basis and therefore payments to sellers were not included in cost of revenue for the first quarter of 2015.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net income (loss)	$2,284	$(5,031)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	4,569	3,374
Amortization of acquired intangibles	4,057	1,016
Stock-based compensation expense	8,391	5,498
Acquisition and related items	318	1,429
Interest (income) expense, net	(94)	12
Foreign currency (gain) loss, net	261	(2,190)
Provision (benefit) for income taxes	(4,328)	84
Adjusted EBITDA	$15,458	$4,192

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND CALCULATION OF NON-GAAP EARNINGS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Calculation of non-GAAP earnings per share:
Net income (loss)	$2,284	$(5,031)
Add back (deduct):
Stock-based compensation expense	8,391	5,498
Acquisition and related items, including amortization of acquired intangibles	4,375	2,445
Foreign currency (gain) loss, net	261	(2,190)
Non-GAAP net income	$15,311	$722
Non-GAAP earnings per diluted share	$0.31	$0.02
Non-GAAP weighted-average shares outstanding	48,676	40,523

The following table shows the basis for the per share computations presented in this report. See the discussion in the section included in this press release called “Certain Operational and Financial Performance Measures” for a description of non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share.

Method	Shares	Period	Use
Outstanding as of March 31, 2016	48,033	3/31/2016	Total shares outstanding
GAAP weighted-average shares, basic	44,663	Q1 2016	Determine basic EPS during profitable period
GAAP weighted-average shares, diluted	48,676	Q1 2016	Determine diluted EPS during profitable period
GAAP weighted-average shares, basic	35,758	Q1 2015	Determine basic EPS during unprofitable period
GAAP weighted-average shares, diluted	35,758	Q1 2015	Determine diluted EPS during unprofitable period
Non-GAAP weighted-average shares, diluted	48,676	Q1 2016	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, diluted	40,523	Q1 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income